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                                                        EXHIBIT 28(C)


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF LNH REIT, INC.
                       SPECIAL MEETING OF SHAREHOLDERS

                           ________________, 1996

The undersigned hereby appoints Leland R. Speed and N. Keith McKey, or either of them, as Proxies, each with full power of substitution and resubstitution, and hereby authorizes them to represent and to vote as designated below, on behalf of the undersigned, all of the shares of common stock, $0.50 par value per share, of LNH REIT, Inc. ("LNH"), held of record by the undersigned at the close of business on ________________________, 1996 at the special meeting of shareholders to be held at ________ a.m. on ________________________, 1996, at
300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi, and at any adjournment or postponement thereof.

1.      APPROVAL OF THE AGREEMENT AND PLAN OF MERGER dated as of
        December 22, 1995 among LNH REIT, Inc., EastGroup
        Properties and EastGroup-LNH Corporation.

                / / FOR         / / AGAINST             / / ABSTAIN

2. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTER INDICATED IN 1 ABOVE AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO ANY MATTER REFERRED TO IN 2 ABOVE.

                                        Dated: _________________________, 1996
                                        PLEASE SIGN EXACTLY AS NAME(S) APPEAR
                                        ON STOCK CERTIFICATES(S).  A
                                        corporation is requested to sign its
                                        name by its President or other
                                        authorized officer, with the office
                                        held so designated.  A partnership
                                        should sign in the partnership name by
                                        an authorized person.  Executors,
                                        trustees, administrators, etc. are
                                        requested to indicate the capacity in
                                        which they are signing.  JOINT TENANTS
                                        SHOULD BOTH SIGN.
                                        ________________________________________

                                        ________________________________________
                                        (Signature(s) of Shareholder(s))

                 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                  IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.